PRICING SUPPLEMENT NO. 112                                    Rule 424 (b)(3)
DATED: June 8, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes   Book Entry Notes
$37,000,000                     [x]                   [x]

Original Issue Date:            Fixed Rate Notes      Certificated Notes
June 11, 1998                   [_]                   [_]


Maturity Date:                  CUSIP#: 073928 CY 7
June 11, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                               Optional          Optional
                         Redemption            Repayment         Repayment
Redeemable On            Price(s)              Date(s)           Price(s)
-------------            -----------           ---------         -----------

N/A                      N/A                   N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

-----------------------------
*        The 11th of each month.

**       The 11th of each month.

*** The one-month LIBOR rate on June 9, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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